UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2017

MAGICJACK VOCALTEC LTD.
(Exact name of registrant as specified in its charter)

Israel	000-27648
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

12 HAOMANUT STREET, 2nd FLOOR
POLEG INDUSTRIAL AREA, NETANYA, ISRAEL 42504
(Address of principal executive offices, including zip code)

Telephone: (561) 749-2255
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2017, magicJack VocalTec Ltd. (the “Company”) entered into an amendment to the employment agreement (the “Bell Employment Agreement”) with the Company’s chief executive officer, Don C. Bell, III (the “Bell Amendment”) and an amendment to the employment agreement (the “Fuller Employment Agreement”) with Thomas Fuller, the Company’s chief financial officer (the “Fuller Amendment”).

The Company previously disclosed that on November 9, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, B. Riley Financial, Inc., a Delaware corporation (“Parent”) and B. R. Acquisition Ltd., an Israeli corporation and wholly owned subsidiary of Parent.  The transactions contemplated by the Merger Agreement would, if consummated, constitute a “Change of Control” entitling each of Don C. Bell, III and Thomas Fuller to payment of a “Special Transaction Bonus,” as such terms are defined by the Bell Employment Agreement and Fuller Employment Agreement, as applicable, provided the transactions are consummated prior to May 8, 2018 (the “Transaction Deadline”) and further provided that Don C. Bell, III and Thomas Fuller, as applicable, continue to be employed by the Company at such time.

Each of the Bell Amendment and the Fuller Amendment provides for a modification of the Transaction Deadline in a manner that will allow each of Mr. Bell and Mr. Fuller the opportunity to earn his Special Transaction Bonus (as defined in the Bell Employment Agreement or Fuller Employment Agreement, as applicable) either (i) if any Change of Control is consummated by May 8, 2018 or (ii) upon the occurrence of the Closing (as such term is defined in the Merger Agreement) at any time.

Concurrently with the Bell Amendment and the Fuller Amendment, each of Mr. Bell and Mr. Fuller also entered into amendments to restricted stock agreements that each has previously entered into with the Company, each of which is dated May 8, 2017 (collectively, the “Restricted Stock Awards”), that provide for a potential, corresponding delay in the vesting of the Restricted Stock Awards in the event that the Merger Agreement is terminated after May 8, 2018 (the “Bell RSA Amendment” and “Fuller RSA Amendment,” respectively). The Bell RSA Amendment and the Fuller RSA Amendment provide that the Restricted Stock Awards shall be forfeited immediately prior to and contingent upon the consummation of the transactions contemplated by the Merger Agreement.

Concurrently with the Bell Amendment and the Bell RSA Amendment, the Company and Mr. Bell also entered into an Equity Rights Contingent Cancellation Agreement (the “Equity Rights Cancellation Agreement”) to cancel a nonqualified stock option to purchase up to 1,883,165 of the Company’s ordinary shares previously granted to Mr. Bell pursuant to a Stock Option Agreement dated May 8, 2017 (the “Award”).  The Equity Rights Cancellation Agreement provides that the Award shall be extinguished in all respects and any rights thereto and thereunder shall be deemed cancelled effective upon the consummation of the transactions contemplated by the Merger Agreement.

In the event the Merger Agreement is terminated without the transaction being consummated, the Equity Rights Cancellation Agreement shall be rendered null and void and shall be given no effect.

As provided in the Israeli Companies Law, the Bell Amendment and the Bell RSA Amendment must be approved by the shareholders of the Company.  Accordingly, these agreements were entered into subject to such shareholder approval.  The Company intends to request that shareholders consider and approve these agreements at the special meeting of the Company’s shareholders to be held to approve the transactions contemplated by the Merger Agreement described above.

The foregoing descriptions of the (i) Bell Amendment, (ii) Fuller Amendment, (iii) Bell RSA Amendment, (iv) Fuller RSA Amendment and (v) Equity Rights Cancellation Agreement, do not purport to be complete and are subject to, and qualified in their entirety by the full text of each agreement, as the case may be, copies of which are filed as Exhibit 10.1, 10.2, 10.3, 10.4 and 10.5 respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits

The following documents are filed as exhibits to this report:

Exhibit No.	Description

10.1	Amendment to Executive Employment Agreement between the Company and Don Carlos Bell, III, dated November 9, 2017

10.2	Amendment to Executive Employment Agreement between the Company and Thomas E.D. Fuller, dated November 9, 2017

10.3	Amendment to magicJack VocalTec Ltd. 2013 Stock Incentive Plan Restricted Stock Agreement between the Company and Don Carlos Bell, III, dated November 9, 2017

10.4	Amendment to magicJack VocalTec Ltd. 2013 Stock Incentive Plan Restricted Stock Agreement between the Company and Thomas E.D. Fuller, dated November 9, 2017

10.5	Equity Rights Contingent Cancellation Agreement between the Company and Don Carlos Bell, III, dated November 9, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Thomas Fuller
Name: Thomas Fuller
Title: Chief Financial Officer

Date: November 16, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Executive Employment Agreement between the Company and Don Carlos Bell, III, dated November 9, 2017

10.2	Amendment to Executive Employment Agreement between the Company and Thomas E.D. Fuller, dated November 9, 2017

10.3	Amendment to magicJack VocalTec Ltd. 2013 Stock Incentive Plan Restricted Stock Agreement between the Company and Don Carlos Bell, III, dated November 9, 2017

10.4	Amendment to magicJack VocalTec Ltd. 2013 Stock Incentive Plan Restricted Stock Agreement between the Company and Thomas E.D. Fuller, dated November 9, 2017

10.5	Equity Rights Contingent Cancellation Agreement between the Company and Don Carlos Bell, III, dated November 9, 2017